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                                                                EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 333-83890 and 333-14657) of our report dated February 20, 1998 (except for Note 10, as to which the date is March 18, 1998), with respect to the combined financial statements of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and subsidiaries included in this Current Report on Form 8-K.


                                               ERNST & YOUNG LLP




New York, New York
May 5, 1998.